Exhibit 10.11

Letter Agreement with Agreed Deviations to the GTCP

This Letter Agreement with Agreed Deviations to the GTCP is entered into by and between:

(1) Danone Trading B.V., having its registered office at WTC Schiphol Airport, Tower E, Schiphol Boulevard 105, 1118 BG Schiphol Airport, acting in its capacity as central buying function for any Affiliate of Danone of the Baby Nutrition and/or Medical Nutrition divisions, on the understanding that “Affiliate of Danone” means any company in which Danone holds directly or indirectly at least 50% of the share capital or voting rights (“DTBV”)

and

(2) MCorp Consulting, having its registered office at 251 Sir Francis Drake Blvd, San Anselmo, CA 94960, United States (“Seller”).

DTBV and Seller (“the Parties”) agree that Danone Trading BV. - General Terms and Conditions for Goods and Services, January 2010 version (“GTC”) shall govern their current and future business relations save as varied by the terms of this Letter Agreement as follows.

ARTICLE 6 – Prices, Fees, Costs and Payment
At the end of Article 6.4 the following new sentence is added:
“By way of exception to the aforegoing sentence and only in relation to the Touchpoint Mapping project, DTBV shall pay the first invoice in relation to the Touchpoint Mapping project within 30 (thirty) days calendar days after the end of the month + 2 (two) business days and all subsequent invoices in relation the Touchpoint Mapping project within 60 (sixty) calendar days after the end of the month + 2 (two) business days in which the invoice was received.”

Except as expressly provided otherwise in this Letter Agreement, all terms of the “DTBV and Seller (“the Parties”) agree that Danone Trading BV. - General Terms and Conditions for Goods and Services, January 2010 version (“GTC”) shall remain in full force and effect.

This Letter Agreement is made effective as of 17 April 2012.

Danone Trading B.V.		MCorp Consulting

MARIUSZ BORAWSKI		MICHAEL HINSHAW

Name:	Mariusz Borawski	Name:	Michael Hinshaw
Title:	Global SSD Services Manager	Title:	President & CEO
Date:	May 11th, 2012	Date:	April 17, 2012